UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Openwave Systems Inc. (“Openwave” or the “Registrant”) and Joshua Pace, Senior Vice President and Chief Financial Officer of Openwave, entered into an amendment to his employment agreement (the “Amendment”) on March 7, 2005. Under this Amendment, Mr. Pace (i) is entitled to an annual base salary of $330,000, (ii) will be eligible for semi-annual incentive cash awards from Openwave under Openwave’s Corporate Incentive Plan (“CIP”), with his target bonus at 60% of base salary for the applicable period and (iii) will be eligible for a one-time bonus in the amount of $150,000 to be paid on October 1, 2005 conditioned upon the successful hiring and retention of talent in the key leadership positions in Mr. Pace’s department and successful preparation with respect to the Openwave’s ongoing programs to meet the forthcoming requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, Mr. Pace received (i) an option to purchase 200,000 shares of Openwave’s common stock with an exercise price equal to the fair market value of the Openwave common stock on the date of grant (vesting ratably on a monthly basis over a three-year period commencing from February 15, 2005) and (ii) a restricted stock award of 100,000 shares of Openwave’s common stock (vesting ratably on a quarterly basis over a two-year period commencing from February 15, 2005). The vesting of both the options and the restricted stock is contingent upon Mr. Pace’s continued employment with Openwave on the applicable vesting date. Each of the option award and restricted stock award will be granted and subject to the terms of Openwave’s relevant standard form of agreement.

If Mr. Pace’s employment is terminated other than for Cause (as defined in the Amendment) at any time prior to October 1, 2008, then, in consideration for Mr. Pace’s release of Openwave of any claims and agreement not to compete with Openwave, Mr. Pace will receive, in lieu of any cash severance based upon Mr. Pace’s base salary or target incentive cash bonus payable under the Executive Severance Benefit Policy or the Change of Control Severance Agreement by and between Mr. Pace and Openwave, effective as of July 27, 2004 (the “Change of Control Agreement”), (i) twelve (12) month’s base salary and (ii) twelve (12) month’s target incentive cash bonus based upon rates then in effect for Mr. Pace and paid over the next year in equal installments in accordance with the Openwave’s regular payroll periods. Termination by reason of Mr. Pace’ death or disability shall be treated as a termination other than for Cause for purposes of the preceding sentence only. If Mr. Pace’s employment is terminated other than for Cause, on or after October 1, 2008, Mr. Pace will receive severance payments in accordance with the Executive Severance Benefit Policy as then in effect, if any, or under the Change of Control Agreement, if applicable.

The foregoing is a summary description of certain terms of the Amendment and is qualified entirely by the text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between Openwave Systems Inc. and Joshua Pace dated March 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	Vice President and General Counsel

Date: March 10, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between Openwave Systems Inc. and Joshua Pace dated March 7, 2005.

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